UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2021

AGRITEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15673	20-8484256
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Brickell Ave. Suite 500

Miami, FL 33131

(Address of principal executive offices, including zip code)

(305) 721-2727

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2020, Agritek Holdings, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”) and Full Spectrum Bioscience, Inc., a private corporation incorporated in Colorado (“FSB”), and a related party to the Company (collectively the Company and FSB are referred to herein as the “Parties”), entered into a Share Exchange Agreement (the “Exchange Agreement”) for the Company to acquire 100% of the controlling interest in FSB. On March 31, 2020, pursuant to the Exchange Agreement, the Company issued to 10,000,000 shares of its common stock (the “Company Shares”) to FSB in exchange for 1,500 shares of FSB common stock (the “FSB Shares”) which constituted all of FSB’s authorized and outstanding common stock held by a sole stockholder. At the time of the Exchange Agreement FSB (the “Seller”) was owned by the spouse of our Interim Chief Executive Officer.

On April 23, 2021, after determining that it was in the best interest of the Company, the Company’s Board of Directors (the “Board”) approved the Company’s entry into a Stock Redemption and Sale Agreement (the “Agreement”) with the Seller in order to reverse the prior acquisition of FSB.

The Board believes that it is in the best interest of the Company to become current in its reporting obligations with the Securities and Exchange Commission (the “SEC”), in which the Company is currently delinquent, and that maintaining ownership of FSB would preclude the Company’s ability to become current due to accounting complexities and difficulties associated with the acquisition of FSB.

As publicly disclosed by the Company previously, the Company’s intention with regard to FSB was to consolidate all assets related to the cannabis industry in FSB and to subsequently spin-off FSB as a separate entity from the Company. However, we were not able to accomplish our goals as planned due to our failure to become current in our SEC filings, which we would need to have done in order to be able to accomplish our plans for a spin-off of FSB. Additionally, there has been a decline in the cannabis cultivation markets, in which FSB is involved, and moreover COVID-19 has brought additional risk to the value of the transaction with most cannabis brand production being halted with limited access and sales through doctors’ offices and retail locations in the cannabis industry. Given these events, the Board feels that the resources previously targeted for this transaction are better invested in new markets, where we believe we could have more success and has therefore approved the Company’s entry into the Agreement.

After the acquisition of FSB, the FSB bank accounts remained in the name of FSB and were never transferred to the Company and the operations of FSB continued in the same manner as they were prior to the Exchange Agreement and the Company never tried to exercise control of FSB in any manner.

On April 23, 2021, the Company and the Seller entered into the Agreement. Pursuant to the Agreement, the Seller agreed to sell the Company Shares to the Company in exchange for $10.00, and the Company agreed to sell the FSB shares to the Seller in exchange for $10.00. Pursuant to the Agreement the Company Shares will be returned to the Company’s authorized and unissued shares of common stock. The Agreement contains customary representations, warranties and covenants of the parties thereto.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agritek Holdings Inc. Board Resolution dated April 21, 2021 and Stock Redemption and Sale Agreement dated April 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Agritek Holdings, Inc.

Date: April 26, 2021	By:	/s/ B. Michael Friedman
B. Michael Friedman
Interim Chief Executive Officer (principal executive officer)